SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                                 [X]

Filed by a Party other than the Registrant       [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Neuberger Berman Equity Funds Lehman Brothers Income Funds Lehman Brothers Institutional Liquidity Funds Neuberger Berman Institutional Liquidity Series
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.
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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Neuberger Berman Funds

February 26, 2009

Special Meeting of Shareholders to be held on March 16, 2009.

Dear Shareholder:

Recently we sent you proxy material regarding the Special Meeting of Shareholders that will take place on March 16, 2009. The Funds’ records indicated that we have not received your important vote. We urge you to vote as soon as possible in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the possibility of an adjournment. In order for your shares to be represented, we need to receive your instructions before the Meeting on March 16, 2009.

EVERY VOTE COUNTS!

You may think your vote is not important, but it is critical to enable The Fund to hold the meeting as scheduled, so please vote immediately. Any additional solicitations are costly for the Funds. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.

After careful review, the Board of Trustees has unanimously recommended a vote “FOR” the proposals detailed in your proxy statement.

If you have any questions or you would like the assistance of a professional proxy specialist to cast your vote, please call the Funds’ proxy solicitor, Broadridge, toll free at 1-866-586-0636 (Monday through Friday, 9:30 a.m. to 9:00 p.m. Eastern time and Saturday 10:00 a.m. to 6:00 p.m. Eastern time).

For your convenience, you may also use one of the following methods for casting your vote:

1. By Touch Tone Phone.
Please call us toll-free 24 hours a day at the number indicated on your proxy card. Follow the simple voting instructions provided.

2. By Internet.
Visit the web site listed on your proxy card and vote per the instructions on the enclosed proxy card.

3. By Mail.
Simply return your executed proxy in the enclosed postage paid envelope immediately so that we will receive it by March 16, 2009.

YOUR VOTE IS IMPORTANT! PLEASE VOTE
TODAY!

1-866-586-0636

Please vote now to be sure your vote is received in
time for the March 16, 2009 Special Meeting of
Shareholders.

     The Neuberger Berman Funds have made it very easy for you to vote.
     Choose one of the following methods:

  Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Monday – Friday 9:30 a.m. to 9:00 p.m. Eastern time and Saturday, 10:00a.m. to 6:00 p.m. Eastern time).

  Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

  Call Toll Free the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

  Mail in your signed proxy card in the postage paid envelope provided.

Voting is very important for your investment and the continued success of the Funds.